UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.      )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

SEMCO ENERGY, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following letter was distributed to certain "street" holders of SEMCO Energy, Inc. common stock following the public announcement of the entry into an Agreement and Plan of Share Exchange by and among SEMCO Energy, Inc., Cap Rock Holding Corporation and SEMCO Holding Corporation, a direct wholly-owned subsidiary of Cap Rock Holding Corporation:

YOUR VOTE IS IMPORTANT
TIME IS SHORT – PLEASE ACT TODAY!

May 29, 2007

Dear Shareholder:

According to our latest records, we have not received your voting instructions for the important special meeting of SEMCO Energy, Inc. to be held on Thursday, June 7, 2007.  Our board of directors has determined, upon the unanimous recommendation of its Finance Committee, that the Exchange Agreement and the transactions contemplated thereby, are advisable, fair to, and in the best interests of, SEMCO Energy and our shareholders, has approved and adopted the Exchange Agreement, and recommends that our holders of Common Stock approve the Exchange Agreement and the transactions contemplated thereby.  Your vote is important to us.  We cannot complete the Exchange unless a majority of all votes entitled to be cast approve the Exchange Agreement, which is also referred to as the “Exchange Proposal”.

Whether or not you plan to attend the special meeting in person, please use one of the following simple methods to promptly provide your voting instructions:

1.
Vote by Internet:  Go to the website www.proxyvote.com.  Have your 12-digit control number listed on the voting instruction form ready and follow the online instructions.  The 12-digit control number is located in the rectangular box on the right side of your voting instruction form.

2.	Vote by Telephone: Call toll-free (800) 690-6903. Have your 12-digit control number listed on the voting instruction form ready and follow the simple instructions.
3.	Vote by Mail: Mark, sign, date and return your voting instruction form in the postage-paid return envelope provided.

Our board of directors recommends that you vote “FOR” approval of the Exchange Proposal.  We respectfully request that you vote your shares at your earliest convenience.

If you need assistance voting your shares, please call D.F. King & Co., Inc. toll free at (800) 714-3312.

On behalf of the Board of Directors, thank you for your cooperation and continued support.

Sincerely, /s/ Donald W. Thomason Donald W. Thomason Chairman of the Board

 1411 Third Street, Ste. A, Port Huron, MI 48060